UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 15, 2016

 NETGEAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive
San Jose, CA 95134
(Address, including zip code, of principal executive offices)

(408) 907-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 15, 2016, A. Timothy Godwin informed the Board of Directors (the “Board”) of NETGEAR, Inc. (“NETGEAR”) of his decision not to stand for re-election to the Board at the 2016 Annual Meeting of Stockholders and to retire as a member of the Board at the end of his current term. There are no disagreements between NETGEAR and Mr. Godwin that caused or contributed to his decision not to stand for re-election.

(d) On January 15, 2016, the Board elected Grady Summers to serve as a member of the Board and appointed Mr. Summers as a member of the Audit Committee of the Board, both effective as of January 15, 2016.
Upon joining the Board, Mr. Summers received a grant of eight thousand (8,000) restricted stock units, which will vest one-third (1/3) per year upon each anniversary of his start date. NETGEAR and Mr. Summers also entered into the standard NETGEAR Indemnification Agreement for directors.
On January 20, 2016, NETGEAR issued a press release announcing the appointment of Mr. Summers to the Board. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number        Description
99.1             Press Release, dated January 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2016

NETGEAR, INC.

By:	/s/ Andrew W. Kim
Andrew W. Kim
Senior Vice President, Corporate Development,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated January 20, 2016